EX-99.B-77Q1(a)

                             ARTICLES SUPPLEMENTARY
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                             W&R TARGET FUNDS, INC.

     W&R Target Funds, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter referred to as the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, at a meeting held on February 14, 2001, adopted resolutions authorizing the creation of an additional class of shares of the capital stock of the Corporation designated Value Portfolio by setting, before the issuance of such shares, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof as hereinafter set forth.

     SECOND: That there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Corporation's capital stock, as set forth in the Corporation's Articles of Incorporation.

     THIRD: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at One Billion (1,000,000,000) shares of capital stock, (par value $0.001 per share), amounting in the aggregate to a par value of One Million Dollars ($1,000,000.00). Such shares have heretofore been classified by the Board of Directors as follows:

          20,000,000 shares   Asset Strategy Portfolio
          60,000,000 shares   Balanced Portfolio
          60,000,000 shares   Bond Portfolio
          170,000,000 shares  Core Equity Portfolio
          240,000,000 shares  Growth Portfolio
          70,000,000 shares   High Income Portfolio
          70,000,000 shares   International Portfolio
          20,000,000 shares   Limited-Term Bond Portfolio
          160,000,000 shares  Money Market Portfolio
          50,000,000 shares   Science and Technology Portfolio
          80,000,000 shares   Small Cap Portfolio

     FOURTH: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors, in accordance with Maryland General Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation as follows:

          20,000,000 shares   Asset Strategy Portfolio
          50,000,000 shares   Balanced Portfolio
          60,000,000 shares   Bond Portfolio
          160,000,000 shares  Core Equity Portfolio
          230,000,000 shares  Growth Portfolio
          70,000,000 shares   High Income Portfolio
          70,000,000 shares   International Portfolio
          20,000,000 shares   Limited-Term Bond Portfolio
          150,000,000 shares  Money Market Portfolio
          50,000,000 shares   Science and Technology Portfolio
          80,000,000 shares   Small Cap Portfolio
          40,000,000 shares   Value Portfolio

     The aggregate number of shares of stock of the Corporation remains at One Billion (1,000,000,000) shares of capital stock, the par value remains $0.001 per share, and the aggregate value of all authorized stock remains One Million Dollars ($1,000,000.00).

     FIFTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles Supplementary on behalf of the Corporation this 14th day of February, 2001.

                         W&R Target Funds, Inc.


                         /s/Kristen A. Richards
                         -----------------------------------
                         Kristen A. Richards, Vice President


(Corporate Seal)


Attest:  /s/Daniel C. Schulte
         --------------------
     Daniel C. Schulte, Assistant Secretary

     The undersigned, Vice President of W&R Target Funds, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                         By:  /s/Kristen A. Richards
                              -----------------------------------
                              Kristen A. Richards, Vice President